SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

June 1, 2005

(Date of report/date of earliest event reported)

SKY FINANCIAL GROUP, INC.

(Exact name of registrant as specified in its charter)

Ohio	001-14473	34-1372535
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

221 South Church Street

Bowling Green, Ohio 43402

(Address of principal executive offices)

(419) 327-6300

(Registrant’s telephone number)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01. OTHER EVENTS.

On June 3, 2005, the registrant announced the completion of its acquisition of Belmont Bancorp., Bridgeport, Ohio, including its wholly-owned subsidiary Belmont National Bank, effective at the commencement of business on June 1, 2005.

Belmont National Bank will merge into Sky Bank, a wholly-owned subsidiary of registrant, at the close of business on June 3, 2005, and will convert to Sky Bank’s products and operating systems over the weekend of June 4-5, 2005. Following the bank merger, Belmont National Bank’s branches and ATMs will be part of the Ohio Valley Region of Sky Bank.

Under the terms of the merger agreement, shareholders of Belmont Bancorp. were able to elect to receive in exchange for their shares either shares of the registrant or cash, at the exchange rates specified in the agreement. Belmont shareholders who made a valid election prior to the May 27, 2005 election deadline will receive the form of consideration they elected.

ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS.

(a)	Financial Statements of business acquired.

None.

(b)	Pro Forma Financial Information.

None.

(c)	Exhibits.

	Exhibit 99.1	Sky Financial Group, Inc. Press Release dated June 3, 2005, titled “Sky Announces the Completion of its Acquisition of Belmont Bancorp.”

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SKY FINANCIAL GROUP, INC.

Date: June 3, 2005	BY:	/s/ C. J. Keller Smith
C. J. Keller Smith
VP/Associate Counsel